Exhibit 99.1

Hortonworks Reports Financial Results for Third Quarter 2015

SANTA CLARA, Calif.—November 4, 2015—Hortonworks, Inc.® (NASDAQ: HDP), the leader in Open Enterprise Hadoop, today announced financial results for the third quarter 2015.

“We are pleased with our third quarter performance which was highlighted by support subscription revenue growth of 168% year-over-year and solid customer momentum with the addition of 152 new support subscription logos,” said Rob Bearden, chief executive officer and chairman of the board of directors of Hortonworks. “As leading enterprise organizations continue to deploy the Hortonworks Data Platform in production at scale, as evidenced by our 156% dollar-based net expansion rate over the trailing four quarters, we are excited to serve as their trusted IT partner during this transformational period in the data management industry.”

Third quarter 2015 financial highlights:

•	Revenue: Total GAAP revenue was $33.1 million for the third quarter of 2015, an increase of 159 percent compared to the third quarter of 2014.

•	Gross Billings: Gross billings were $43.8 million for the third quarter of 2015, a 104 percent increase over the $21.5 million in the same period last year.

•	Gross Profit: Total GAAP gross profit was $18.3 million for the third quarter of 2015, compared to gross profit of $3.2 million in the same period last year. Non-GAAP gross profit for the third quarter of 2015 was $19.1 million compared to $3.4 million in the third quarter of 2014. Non-GAAP gross margin was 58 percent for the third quarter 2015, compared to 26 percent during the same period last year.

•	Operating Loss: GAAP operating loss for the third quarter totaled $44.4 million, compared to a loss of $37.4 million during the third quarter last year. Non-GAAP operating loss for the third quarter was $32.5 million, compared to a loss of $31.1 million for the same period last year.

•	Net Loss: GAAP net loss for the third quarter was $44.5 million or $1.01 per basic and diluted share, compared to a net loss of $39.5 million or $8.98 per basic and diluted share in the third quarter of 2014. Non-GAAP net loss for the third quarter of 2015 was $32.5 million or $0.74 per basic and diluted share, compared to a net loss of $30.9 million or $7.02 per basic and diluted share in the same period last year.

•	Adjusted EBITDA: Adjusted EBITDA for the third quarter of 2015 resulted in a loss of $20.7 million, compared to a loss of $22.0 million for the third quarter of 2014.

•	Deferred Revenue: Deferred revenue was $90.1 million, an 89 percent increase over the $47.7 million reported as of September 30, 2014 and a 43 percent increase over the $62.9 million reported as of December 31, 2014.

•	Cash & Investments: As of September 30, 2015, Hortonworks had cash and investments of $116.3 million, compared to $204.5 million as of December 31, 2014.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release.

Recent Business Highlights

•	Hortonworks DataFlow. In August, Hortonworks announced it acquired Onyara, Inc., the creator of and key contributor to Apache NiFi, a top-level open source project. This acquisition will make it easy for customers to automate and secure data flows and to collect, conduct and curate real-time business insights and actions derived from data-in-motion. As a result of the acquisition of Onyara, Hortonworks introduced Hortonworks DataFlow (HDF™) powered by Apache NiFi which is complementary to the industry’s leading Open Enterprise Hadoop platform, Hortonworks Data Platform (HDP™). The combination of these two platforms enables Internet-of-Anything (IoAT) applications with two way connections and security from the edge to the datacenter.

•	OpenSOC. In September, Hortonworks announced it partnered with ManTech and B23 to foster a vibrant open community to accelerate the development of OpenSOC, an open source cyber security analytic platform that was co-developed by engineers at Cisco and Hortonworks and built to rapidly detect and respond to advanced security threats. Additionally, James Sirota, the lead architect for OpenSOC, joined Hortonworks to head the security solutions effort.

•	ODPi. In September, ODPi, a nonprofit organization accelerating the delivery of Big Data solutions powering a well-defined platform called ODPi Core, announced new members (bringing the total to 27), technical milestone achievements, its formal governance structure and that it will be hosted at The Linux Foundation as a Collaborative Project. Originally launched as the Open Data Platform (ODP) in February 2015, membership investments have nearly doubled since then as the Hadoop community rallies around the ODPi Core which currently consists of Apache Hadoop (inclusive of HDFS, YARN and MapReduce) and Apache Ambari.

•	LHP Telematics. In October, Hortonworks announced LHP Telematics (LHPT), an industry leader in creating custom telematics solutions for both the heavy equipment OEM marketplace and aftermarket construction fleets, is using HDP to turn data into actionable insights for the Metro Transit of St. Louis (MTL). By using HDP, LHPT helps keep MTL buses operating safely and reliably, serving the greater St. Louis region all year round.

•	EY. In August, Hortonworks and Ernst & Young LLP (EY) announced a strategic business relationship to provide new data management offerings that leverage and extend HDP together with EY’s data and information management services. EY has built expertise and solutions around Hadoop to help data-driven organizations leverage newly available structured and unstructured data to gain better insight, increase operational efficiency, improve profitability and reduce costs with the goal of obtaining a competitive edge in the marketplace. Additionally, EY became a Platinum Level partner in the Hortonworks System Integrator program.

•	Neustar. In September, Hortonworks and Neustar announced a co-development and collaboration effort to further the IoAT relating to device registry, security, policy management and enforcement. The results from this collaboration will be contributed to the open source Apache community in order to accelerate mass adoption of IoAT devices and technology.

•	NEC. In August, Hortonworks and NEC Corporation agreed to partner in the field of distributed processing of big data. The partnership now enables NEC’s sales organization to resell HDP in Japan and other Asian markets.

•	Smarter Energy Grid. In September, Hortonworks and Open Energi, a company harnessing flexibility in demand for energy, announced a joint collaboration to transform the way energy is delivered and consumed through smart grids with HDP-powered, real-time, IoAT data.

Financial Outlook

As of November 4, 2015, Hortonworks is providing the following non-GAAP financial outlook for its fourth quarter and full year 2015:

For the fourth quarter of 2015, we expect:

•	Total revenue between $32.0 million and $34.0 million, representing year-over-year growth of 98 percent at the midpoint.

•	Gross billings between $52.0 million and $54.0 million, representing year-over-year growth of 66 percent at the midpoint.

•	Adjusted EBITDA resulting in a loss between $17.5 million and $19.5 million.

For the full year 2015, we expect:

•	Total revenue between $118.6 million and $120.6 million, representing year-over-year growth of 129 percent at the midpoint.

•	Gross billings between $165.7 million and $167.7 million, representing year-over-year growth of 91 percent at the midpoint.

•	Adjusted EBITDA resulting in a loss between $86.0 million and $88.0 million.

Third Quarter 2015 Earnings Conference Call and Webcast Details

Hortonworks will hold a conference call and webcast today to discuss the results and outlook at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) on Wednesday, November 4, 2015. Interested parties may access the call by dialing (877) 930-7786 in the U.S. or (253) 336-7423 from international locations. In addition, a live audio webcast of the conference call will be available on the Hortonworks Investor Relations website at http://investors.hortonworks.com.

Shortly after the conclusion of the conference call, a replay of the audio webcast will be available on the Hortonworks Investor Relations website for approximately seven days.

Statement regarding use of non-GAAP financial measures

The Company reports non-GAAP results for revenue, gross profit and margins, operating loss and margins, net loss, basic and diluted net loss per share, adjusted EBITDA and gross billings in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company’s financial measures under GAAP include stock-based compensation expense, contra-revenue, acquisition-related items, amortization of intangible assets, depreciation expense, and other income/expense, net. Management believes the presentation of operating results that exclude these items provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of operating results across reporting periods. Management also believes that this supplemental non-GAAP information is therefore useful to investors in analyzing and assessing the Company’s past and future operating performance.

Non-GAAP revenue is calculated as GAAP revenue excluding the non-GAAP contra-revenue adjustments associated with the issuance of equity to an affiliate of AT&T. Management believes non-GAAP revenue offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Gross Billings are calculated as non-GAAP revenue plus the change in total deferred revenue. Management believes gross billings offer investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP gross profit is calculated as non-GAAP revenue less our non-GAAP cost of revenue. Management believes non-GAAP gross profit offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP gross margin is calculated as non-GAAP gross profit divided by non-GAAP revenue. Management believes non-GAAP gross margin offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP operating loss is calculated as GAAP operating loss plus non-GAAP revenue adjustments and non-GAAP cost of revenue and operating expense adjustments. Management believes non-GAAP operating loss offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP operating margin is calculated as non-GAAP operating loss divided by non-GAAP revenue. Management believes non-GAAP operating margin offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP net loss is calculated as GAAP net loss plus non-GAAP revenue adjustments and non-GAAP cost of revenue and operating expense adjustments. Management believes non-GAAP net loss offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Non-GAAP net loss per basic and diluted share is calculated as non-GAAP net loss divided by the weighted average shares outstanding for the period. Management believes non-GAAP net loss per basic and diluted share offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Adjusted EBITDA is calculated as gross billings minus non-GAAP cost of revenue and operating expenses plus adjustments to non-GAAP cost of revenue and operating expenses. Management believes adjusted EBITDA offers investors useful supplemental information regarding the performance of our business, and will help investors better understand our business.

Use of forward-looking statements

This release contains “forward-looking statements” regarding our performance, including in the section titled “Financial Outlook.” Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make.

The important factors that could cause actual results to differ materially from those in any forward-looking statements include, but are not limited to, the following: (i) we have a history of losses, and we may not become profitable in the future, (ii) we have a limited operating history, which makes it difficult to predict our future results of operations, and (iii) we do not have an adequate history with our support subscription offerings or pricing models to accurately predict the long-term rate of support subscription customer renewals or adoption, or the impact these renewals and adoption will have on our revenues or results of operations.

Further information on these and other factors that could affect our financial results and the forward-looking statements in this press release are included in our Form 10-K filed on March 27, 2015 and Quarterly Report on Form 10-Q for the quarter ended June 30, 2015 filed August 13, 2015 or in other filings we make with the Securities Exchange Commission from time to time, particularly under the caption Risk Factors.

We undertake no obligation, and do not intend, to update these forward-looking statements.

About Hortonworks

Hortonworks is the leader in accelerating business transformations with Open Enterprise Hadoop by developing, distributing and supporting an enterprise-scale data platform built entirely on open source technology including Apache™ Hadoop®. Our team comprises the largest contingent of builders and architects within the Hadoop ecosystem who represent and lead the broader enterprise requirements within these communities.

The Hortonworks Data Platform provides an open platform that deeply integrates with existing IT investments and upon which enterprises can build and deploy Hadoop-based applications.

Hortonworks has deep relationships with the key strategic data center partners that enable our customers to unlock the broadest opportunities from Hadoop.

For more information, visit www.hortonworks.com. Join us at the Apache Hadoop 10 year anniversary party, held at Hadoop Summit Europe and North America in 2016.

Hortonworks, HDP and HDF are registered trademarks or trademarks of Hortonworks, Inc. and its subsidiaries in the United States and other jurisdictions.

Hortonworks, Inc.

Unaudited Condensed Consolidated Statement of Operations

(in thousands, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Support subscription and professional services revenue:
Support subscription	$21,748	$8,136	$54,134	$19,190
Professional services	11,303	4,628	32,375	14,198

Total support subscription and professional services revenue	33,051	12,764	86,509	33,388
Cost of revenue:
Support subscription	3,629	1,511	9,214	2,875
Professional services	11,171	8,024	30,260	19,125

Total cost of revenue	14,800	9,535	39,474	22,000

Gross profit	18,251	3,229	47,035	11,388

Operating expenses:
Sales and marketing	34,017	19,491	95,083	44,553
Research and development	16,382	10,111	46,238	26,270
General and administrative	12,297	7,025	32,768	17,634
Contribution of developed technology	—	3,971	—	3,971

Total operating expenses	62,696	40,598	174,089	92,428

Loss from operations	(44,445)	(37,369)	(127,054)	(81,040)
Other income (expense), net	88	(2,099)	487	(6,888)

Loss before income tax benefit	(44,357)	(39,468)	(126,567)	(87,928)
Income tax expense (benefit)	135	34	330	(1,196)

Net loss	$(44,492)	$(39,502)	$(126,897)	$(86,732)

Net loss per share of common stock, basic and diluted	$(1.01)	$(8.98)	$(2.98)	$(20.80)

Weighted average shares used in computing net loss per share of common stock, basic and diluted	43,968,697	4,399,053	42,626,865	4,169,679

Hortonworks, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30, 2015	December 31, 2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$25,090	$129,084
Short-term investments	88,664	75,381
Accounts receivable, net	46,159	32,900
Prepaid expenses and other current assets	5,847	3,728

Total current assets	165,760	241,093
Property and equipment, net	15,574	11,182
Long-term investments	2,567	—
Goodwill	34,333	2,119
Intangible assets	4,224	—
Other non-current assets	963	304
Restricted cash	1,308	1,341

TOTAL ASSETS	$224,729	$256,039

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$4,223	$7,087
Accrued compensation and benefits	11,507	9,913
Accrued expenses and other current liabilities	12,380	6,333
Deferred revenue	77,753	50,280

Total current liabilities	105,863	73,613
Long-term deferred revenue	12,332	12,643
Other long-term liabilities	5,646	2,713

TOTAL LIABILITIES	123,841	88,969

STOCKHOLDERS’ EQUITY:
Common stock, par value of $0.0001 per share—500,000,000 shares authorized as of September 30, 2015 and December 31, 2014; 45,120,488 and 40,987,583 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	5	4
Additional paid-in capital	499,883	439,005
Accumulated other comprehensive loss	(366)	(202)
Accumulated deficit	(398,634)	(271,737)

TOTAL STOCKHOLDERS’ EQUITY	100,888	167,070

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$224,729	$256,039

Hortonworks, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(44,492)	$(39,502)	$(126,897)	$(86,732)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,141	289	3,061	719
Amortization of intangible asset	171	—	171	—
Amortization of premiums from investments	214	272	756	575
Stock-based compensation expense	11,379	1,899	23,719	5,492
Contra-revenue adjustment related to share purchase agreement	—	—	—	2,040
Loss on disposal of assets	10	47	520	88
Loss on early exit of lease	—	449	—	449
Contribution of acquired technology to the Apache Software Foundation	—	3,971	—	3,971
Deferred income tax benefit	—	—	—	(1,279)
Common stock warrant	—	2,286	—	7,186
Changes in operating assets and liabilities:
Accounts receivable	(4,279)	(2,181)	(13,259)	(8,594)
Prepaid expenses and other current assets	(302)	1,033	(2,302)	(2,108)
Other assets	(75)	(183)	(726)	(183)
Accounts payable	(2,305)	(513)	78	1,107
Accrued expenses and other liabilities	(2,611)	(580)	5,631	1,552
Accrued compensation and benefits	(877)	(753)	1,529	1,146
Deferred revenue	10,672	8,737	27,162	19,792

Net cash used in operating activities	(31,354)	(24,729)	(80,557)	(54,779)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of investments	(18,613)	(22,477)	(90,988)	(84,758)
Proceeds from maturities of investments	40,871	2,600	77,017	13,120
Acquisitions, net	180	—	(3,541)	(2,996)
Issuance of promissory note receivable	—	—	(2,500)	—
Change in restricted cash	—	—	31	(191)
Purchases of property and equipment	(2,950)	(687)	(11,373)	(1,884)

Net cash provided by (used in) investing activities	19,488	(20,564)	(31,354)	(76,709)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of preferred stock, net of issuance costs	—	49,865	—	149,547
Proceeds from issuance of common stock	6,187	1,087	8,752	1,624
Payments for deferred offering costs	—	(2,117)	(835)	(2,373)
Proceeds from payments on promissory notes	—	119	—	119

Net cash provided by financing activities	6,187	48,954	7,917	148,917

Net (decrease) increase in cash and cash equivalents	(5,679)	3,661	(103,994)	17,429
Cash and cash equivalents—Beginning of period	30,769	39,072	129,084	25,304

Cash and cash equivalents—End of period	$25,090	$42,733	$25,090	$42,733

Reconciliation of GAAP to Non-GAAP

(in thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Non-GAAP Revenue: GAAP revenue	$33,051	$12,764	$86,509	$33,388
Contra-revenue	65	—	65	2,040

Non-GAAP revenue	$33,116	$12,764	$86,574	$35,428

Gross Billings: Non-GAAP revenue	$33,116	$12,764	$86,574	$35,428
Deferred revenue — end of period	90,085	47,720	90,085	47,720
Less: Deferred revenue — beginning of period	(79,413)	(38,983)	(62,923)	(27,928)

Total change in deferred revenue	10,672	8,737	27,162	19,792

Gross billings	$43,788	$21,501	$113,736	$55,220

Non-GAAP Gross Profit and Margin: Gross profit	$18,251	$3,229	$47,035	$11,388
Stock-based compensation expense	825	149	1,616	320
Contra-revenue	65	—	65	2,040

Non-GAAP gross profit	$19,141	$3,378	$48,716	$13,748

Gross margin percentages:
GAAP	55%	25%	54%	34%
Non-GAAP	58%	26%	56%	39%

Non-GAAP Operating Loss and Margin: Operating loss	$(44,445)	$(37,369)	$(127,054)	$(81,040)
Stock-based compensation expense	11,379	1,899	23,719	5,492
Contra-revenue	65	—	65	2,040
Acquisition-related retention bonus	333	—	3,839	—
Amortization of intangible	171	—	171	—
Contribution of developed technology	—	3,971	—	3,971
Loss on asset write-off	—	—	503	—
Loss on early exit of lease	—	449	—	449
Other	—	—	—	338

Non-GAAP operating loss	$(32,497)	$(31,050)	$(98,757)	$(68,750)

Operating margin percentages:
GAAP	(134)%	(293)%	(147)%	(243)%
Non-GAAP	(98)%	(243)%	(114)%	(194)%

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Non-GAAP Net Loss and Net Loss per Share: Net loss	$(44,492)	$(39,502)	$(126,897)	$(86,732)
Stock-based compensation expense	11,379	1,899	23,719	5,492
Contra-revenue	65	—	65	2,040
Acquisition-related retention bonus	333	—	3,839	—
Amortization of intangible	171	—	171	—
Contribution of developed technology	—	3,971	—	3,971
Loss on asset write-off	—	—	503	—
Loss on early exit of lease	—	449	—	449
2014 Yahoo common stock warrant	—	2,286	—	7,186
Tax benefit related to XA Secure acquisition	—	—	—	(1,279)
Other	—	—	—	338

Non-GAAP net loss	$(32,544)	$(30,897)	$(98,600)	$(68,535)

Weighted average shares	43,968,697	4,399,053	42,626,865	4,169,679
Non-GAAP net loss per share	$(0.74)	$(7.02)	$(2.31)	$(16.44)

Adjusted EBITDA:
Gross billings	$43,788	$21,501	$113,736	$55,220
Less: Cost of revenue	(14,800)	(9,535)	(39,474)	(22,000)
Less: Operating expenses	(62,696)	(40,598)	(174,089)	(92,428)
Add: Non-GAAP cost of revenue and operating expense adjustments:
Stock-based compensation expense	11,379	1,899	23,719	5,492
Depreciation expense	1,141	289	3,061	719
Acquisition-related retention bonus	333	—	3,839	—
Amortization of intangible	171	—	171	—
Contribution of developed technology	—	3,971	—	3,971
Loss on asset write-off	—	—	503	—
Loss on early exit of lease	—	449	—	449
Other	—	—	—	338

Adjusted EBITDA	$(20,684)	$(22,024)	$(68,534)	$(48,239)

Stock-based compensation expense by function:
Cost of revenue	$825	$149	$1,616	$320
Sales and marketing	3,518	543	6,882	978
Research and development	3,897	577	8,251	1,146
General and administrative	3,139	630	6,970	3,048

Stock-based compensation expense	$11,379	$1,899	$23,719	$5,492

For Additional Information Contact:

Brian Marshall

VP, Corporate Development

bmarshall@hortonworks.com

650-305-7806